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                                                                  Exhibit 99.4


          CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

               We hereby consent to the inclusion of our opinion letter dated November 18, 2001 to the Board of Directors of Phillips Petroleum Company ("Phillips"), included as Annex H to the Joint Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed combination of Phillips and Conoco Inc. and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Background to the Merger", "Recommendation of the Phillips Board of Directors", and "Opinions of Phillips' Financial Advisors." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED


                                 By: /s/ Merrill Lynch, Pierce, Fenner & Smith
                                                 Incorporated


February 7, 2002